Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Royal Dutch Shell plc of our report dated March 9, 2016 relating to the Consolidated Financial Statements as of December 31, 2015 and for the period ended December 31, 2015, which appears in Royal Dutch Shell plc’s Annual Report on Form 20-F (File No. 001-32575) for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP London, United Kingdom November 2, 2018